UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

GREENLAND ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 906, Tower W1, Oriental Plaza No. 1 East Chang’an Street, Dongcheng District Beijing, People’s Republic of China	100006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (86) 010-53607082

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GLAC	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one ordinary share	GLACW	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of one ordinary share	GLACR	The NASDAQ Stock Market LLC
Units, each consisting of one ordinary share, one right and one warrant	GLACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, GREENLAND ACQUISITION CORPORATION (“GREENLAND” OR THE “COMPANY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS SHAREHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING GREENLAND’S SECURITIES, IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION TRANSACTION WITH ZHONGCHAI HOLDING (HONG KONG) LIMITED (“ZHONGCHAI HOLDING”), AS DESCRIBED IN THIS REPORT.

SHAREHOLDERS OF GREENLAND AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, GREENLAND’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), IN CONNECTION WITH GREENLAND’S SOLICITATION OF PROXIES FOR A SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ GREENLAND’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2018 FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE GREENLAND OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS AS SHAREHOLDERS IN THE CONSUMMATION OF TRANSACTIONS DESCRIBED HEREIN. GREENLAND’S DEFINITIVE PROXY STATEMENT WILL BE DELIVERED TO SHAREHOLDERS OF GREENLAND AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE TRANSACTIONS DESCRIBED IN THIS REPORT. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF SUCH DOCUMENTS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: GREENLAND ACQUISITION CORPORATION, SUITE 906, TOWER W1, ORIENTAL PLAZA, NO. 1 EAST CHANG’AN STREET, DONGCHENG DISTRICT, BEIJING, PEOPLE’S REPUBLIC OF CHINA 100006. THESE DOCUMENTS, ONCE AVAILABLE, AS WELL AS GREENLAND’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 2018 AND SUBSEQUENT QUARTERLY AND CURRENT REPORTS, CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE (HTTP://WWW.SEC.GOV).

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

THIS REPORT AND THE EXHIBITS HERETO ARE NOT A PROXY STATEMENT OR SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION WITH RESPECT TO ANY SECURITIES OR IN RESPECT OF THE PROPOSED TRANSACTION AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OF GREENLAND OR ZHONGCHAI HOLDING, NOR SHALL THERE BE ANY SALE OF ANY SUCH SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION.

THIS REPORT AND THE EXHIBITS HERETO INCLUDE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE ACTUAL RESULTS MAY DIFFER FROM GREENLAND’S EXPECTATIONS, ESTIMATES AND PROJECTIONS AND, CONSEQUENTLY, YOU SHOULD NOT RELY ON THESE FORWARD LOOKING STATEMENTS AS PREDICTIONS OF FUTURE EVENTS. WORDS SUCH AS “EXPECT,” “ESTIMATE,” “PROJECT,” “BUDGET,” “FORECAST,” “ANTICIPATE,” “INTEND,” “PLAN,” “MAY,” “WILL,” “COULD,” “SHOULD,” “BELIEVES,” “PREDICTS,” “POTENTIAL,” “CONTINUE,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, GREENLAND’S EXPECTATIONS WITH RESPECT TO FUTURE PERFORMANCE, ANTICIPATED FINANCIAL IMPACTS OF THE TRANSACTIONS DESCRIBED HEREIN; APPROVAL OF THE TRANSACTIONS BY SHAREHOLDERS; THE SATISFACTION OF THE CLOSING CONDITIONS TO THE TRANSACTIONS; AND THE TIMING OF THE COMPLETION OF THE TRANSACTIONS.

SUCH FORWARD-LOOKING STATEMENTS RELATE TO FUTURE EVENTS OR FUTURE PERFORMANCE, BUT REFLECT THE PARTIES’ CURRENT BELIEFS, BASED ON INFORMATION CURRENTLY AVAILABLE. MOST OF THESE FACTORS ARE OUTSIDE THE PARTIES’ CONTROL AND ARE DIFFICULT TO PREDICT. A NUMBER OF FACTORS COULD CAUSE ACTUAL EVENTS, PERFORMANCE OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS, PERFORMANCE AND RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: BUSINESS CONDITIONS; NATURAL DISASTERS; CHANGING INTERPRETATIONS OF U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; OUTCOMES OF GOVERNMENT REVIEWS; INQUIRIES AND INVESTIGATIONS AND RELATED LITIGATION; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; CHANGES IN LEGISLATION OR REGULATORY ENVIRONMENTS, REQUIREMENTS OR CHANGES ADVERSELY AFFECTING THE BUSINESS OF GREENLAND AND ZHONGCHAI HOLDING, INCLUDING BUT NOT LIMITED THE REACTION OF ZHONGCHAI HOLDING CUSTOMERS TO THE BUSINESS COMBINATION, DIFFICULTIES IN MAINTAINING AND MANAGING CONTINUED GROWTH, RESTRICTIONS ON THE ABILITY TO MAKE DIVIDEND PAYMENTS, AND GENERAL ECONOMIC CONDITIONS; GEOPOLITICAL EVENTS AND REGULATORY CHANGES; AND THE FAILURE TO MAINTAIN THE LISTING OF GREENLAND’S SECURITIES ON THE NASDAQ STOCK MARKET. OTHER FACTORS INCLUDE THE POSSIBILITY THAT THE BUSINESS COMBINATION DOES NOT CLOSE OR THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE TRANSACTION AGREEMENT, INCLUDING DUE TO THE FAILURE TO RECEIVE REQUIRED SHAREHOLDER APPROVALS, OR THE FAILURE OF OTHER CLOSING CONDITIONS.

THE FOREGOING LIST OF FACTORS IS NOT EXCLUSIVE. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER RISK FACTORS ARE CONTAINED IN GREENLAND’S MOST RECENT FILINGS WITH THE SEC. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS CONCERNING GREENLAND AND ZHONGCHAI HOLDING, THE TRANSACTIONS DESCRIBED HEREIN OR OTHER MATTERS AND ATTRIBUTABLE TO GREENLAND, ZHONGCHAI HOLDING, AND ZHONGCHAI HOLDING’S SHAREHOLDER OR ANY PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS ABOVE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. NEITHER GREENLAND, ZHONGCHAI HOLDING NOR ZHONGCHAI HOLDING’S SHAREHOLDER UNDERTAKE OR ACCEPT ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT TO REFLECT ANY CHANGE IN THEIR EXPECTATIONS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

General

On July 12, 2019, Greenland Acquisition Corporation, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”, “Greenland”, “we”, “us” or “our”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding (Hong Kong) Limited, a company incorporated under the laws of Hong Kong (“Zhongchai Holding”), Greenland Asset Management Corporation, a British Virgin Islands company with limited liability (the “Sponsor”), in the capacity thereunder as the purchaser representative (the “Purchaser Representative”), and Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder”), pursuant to which, among other things and subject to the terms and conditions contained therein, we will consummate the acquisition of all of the outstanding capital stock of Zhongchai Holding through a share exchange, with Zhongchai Holding becoming a direct wholly owned subsidiary of the Company (the “Business Combination”).

Consideration

Pursuant to the Share Exchange Agreement, we will issue 7,500,000 of our ordinary shares, no par value (the “Exchange Shares”) to the Zhongchai Equity Holder.

Escrow Shares

Ten percent (10%) of the Exchange Shares (“Escrow Shares”) will be deposited in escrow at the closing of the Business Combination (the “Closing”) for a period of eighteen (18) months (subject to further retention in the escrow account to the extent that there are pending indemnification claims brought prior to such time) with Continental Stock Transfer & Trust Company. During such time, the Escrow Shares will be subject to forfeiture back to us (along with dividends and other earnings otherwise payable with respect to such Escrow Shares) in the event that the Purchaser Representative successfully brings an indemnification claim under the Share Exchange Agreement on behalf of our shareholders. The Zhongchai Equity Holder will be entitled to vote the Escrow Shares while they are held in escrow.

Representations and Warranties

Under the Share Exchange Agreement, each of Greenland, the Zhongchai Equity Holder and Zhongchai Holding make customary representations and warranties.

The representations and warranties of Greenland include, among other things, (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Share Exchange Agreement and other ancillary agreements; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) SEC filings and financial statements; (7) absence of certain changes; (8) compliance with laws; (9) actions, orders and permits; (10) taxes and tax returns; (11) employees and employee benefit plans; (12) properties; (13) material contracts; (14) transactions with affiliates; (15) Investment Company Act of 1940; (16) finders and brokers; (17) status of Exchange Shares; (18) certain business practices; (19) insurance; and (20) independent investigation.

The representations and warranties of Zhongchai Equity Holder include, among other things, (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Share Exchange Agreement and other ancillary agreements; (3) ownership; (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; (8) finders and brokers; (9) independent investigation; and (10) information supplied.

The representations and warranties of Zhongchai Holding relate to, among other things, with respect to Zhongchai Holding and its subsidiaries (the “Target Companies”): (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Share Exchange Agreement and other ancillary agreements; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and tax returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) top customers and suppliers; (24) books and records; (25) accounts receivable; (26) business practices; (27) compliance with applicable rules and regulations of the relevant Peoples’ Republic of China (“PRC”) governmental agencies relating to overseas investments; (28) Investment Company Act of 1940; (29) finders and brokers; (30) independent investigation; (31) information supplied; and (32) disclosure.

The representations and warranties set forth in the Share Exchange Agreement are made by and to Zhongchai Holding, Greenland and the Zhongchai Equity Holder as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Share Exchange Agreement between the parties and certain of the representations are subject to specified exceptions and qualifications contained in the Share Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Share Exchange Agreement agreed to by the parties in connection with negotiating the terms of the Share Exchange Agreement, may or may not be accurate as of the date they were made, and do not purport to be accurate as of the date of this report.

Survival and Indemnification

The representations and warranties made by Zhongchai Holding and the Zhongchai Equity Holder in the Share Exchange Agreement generally survive for a period of eighteen (18) months after the Closing, with certain representations relating to taxes, benefit plans, environmental matters and information supplied surviving until 60 days after the expiration of the applicable statute of limitations and certain fundamental representations relating to due organization and good standing, authorization and binding effect, capitalization and ownership of Zhongchai Holding shares, subsidiaries, finders and investment bankers and independent investigation surviving indefinitely. Claims against Zhongchai Holding or the Zhongchai Equity Holder based on fraud, willful misconduct or intentional misrepresentation also survive indefinitely. The covenants and agreements of Zhongchai Holding and the Zhongchai Equity Holder survive until fully performed.

Our representations and warranties also generally survive for a period of eighteen (18) months after the Closing, with certain representations relating to due organization and good standing, authorization and binding effect, capitalization, finders and brokers and independent investigation, as well as claims against us based on fraud, willful misconduct or intentional misrepresentation, surviving indefinitely. Our covenants and agreements to be performed after the Closing survive until fully performed.

From and after the Closing, the Zhongchai Equity Holder, and its successors and assigns, is required to indemnify us and our affiliates and our respective officers, directors, managers, employees, successors and permitted assigns (each referred to with respect to claims as a purchaser indemnitee) from and against any losses from (a) the breach of any of Zhongchai Holding’s or the Zhongchai Equity Holder’s respective representations and warranties, (b) the breach of any of Zhongchai Holding’s or the Zhongchai Equity Holder’s respective covenants or our post-Closing covenants, (c) any and all pre-Closing tax liabilities of Zhongchai Holding, (d) any actions by persons who were holders of equity securities (including options, warrants, convertible securities or other rights) of any Zhongchai Holding entity prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities or (e) any indebtedness and/or transaction expenses of Zhongchai Holding as of the Closing that were not included in Zhongchai Holding’s financial statements. Recourse by Greenland or the Sponsor may be obtained against the Escrow Shares.

In any indemnification claims, the Purchaser Representative will represent the Company and the Company indemnitees.

All indemnification claims for breaches of representations and warranties, other than claims based on fraud, willful misconduct, intentional misrepresentation or the special representations, shall be subject to an aggregate basket of $300,000 before any indemnification claims can be made, at which point all claims will be paid back to the first dollar.

Covenants

The Share Exchange Agreement also contains covenants of the parties, including, among others, covenants providing that:

●	Each of Greenland and Zhongchai Holding shall give the other party and its representatives access to records and information pertaining to it and its subsidiaries.

●	During the period from the date of the Share Exchange Agreement and continuing until the earlier of the termination of the Share Exchange Agreement or the Closing of the Business Combination (the “Interim Period”), each of Greenland and Zhongchai Holding shall continue to operate its and its subsidiaries’ respective businesses in the ordinary course consistent with past practice, comply with all laws applicable to such party, and take all reasonable measures necessary or appropriate to preserve intact their respective business organizations, keep available the services of their respective officers, directors, employees and consultants, maintain existing relationships with customers and suppliers and preserve their respective assets, and will not take certain specified actions without the prior written consent of the other party.

●	During the Interim Period, Zhongchai Holding shall provide periodic financial information to Greenland.

●	During the Interim Period, Greenland will keep current and file all of its public filings with the U.S. Securities and Exchange Commission in a timely manner, otherwise comply in all material respects with applicability securities law, and use its commercially reasonable efforts to maintain the listing of its securities on Nasdaq Stock Market LLC.

●	During the Interim Period, Zhongchai Holding shall not directly or indirectly solicit, assist, initiate, facilitate or encourage any third party proposal relating to the sale of all or any material part of the assets or business of Zhongchai Holding or its subsidiaries (outside of the ordinary course of business) or any transaction with regard to the shares or profits of Zhongchai Holding or its subsidiaries or affiliates.

●	During the Interim Period, Greenland shall not directly or indirectly solicit, assist, initiate, facilitate or encourage any third party proposal relating to a business combination other than the Business Combination.

●	Zhongchai Holding and the Zhongchai Equity Holder shall comply with insider trading laws with respect to Greenland securities.

●	During the Interim Period, each party shall give other parties prompt notice of the occurrence of certain material events, including but not limited to, if such party or its affiliates fail to comply with or satisfy any covenant, condition or agreement, or receive notice from any third party or government agency in connection with the transactions contemplated by the Share Exchange Agreement.

●	The parties shall use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties.

●	Unless the Share Exchange Agreement is terminated in accordance with its terms, we have agreed to call a special meeting of our shareholders (the “Special Meeting”), for the purpose of such shareholders considering and voting on the approval and adoption of the Share Exchange Agreement and any other matters required to be voted upon by such shareholders in connection with the transactions contemplated in the Share Exchange Agreement (including the Business Combination). We may delay, postpone or adjourn the Special Meeting if, as of the time for which the shareholders meeting is originally scheduled, there are insufficient ordinary shares represented (either in person or by proxy) and voting to adopt the Share Exchange Agreement, or to constitute a quorum necessary to conduct the business of the Special Meeting. The board of directors of Greenland has, by a unanimous vote, approved the Business Combination and directed that the Share Exchange Agreement and the Business Combination be submitted to our shareholders for their consideration.

●	Each party shall not issue any public statements without the consent of Greenland, Zhongchai Holding, the Purchaser Representative and the Zhongchai Equity Holder, except to the extent required by applicable law.

●	Each party shall treat confidential information of other parties in strict confidence, subject to customary exceptions.

●	Each party will provide reasonable cooperation with any litigation or legal proceedings relating to pre-Closing periods.

●	Greenland agreed to certain post-Closing document retention requirements.

●	The parties shall take all necessary actions so that Greenland’s board of directors after the Closing will consist of five individuals, all of which shall be appointed by Zhongchai Holding prior to the Closing (at least three of whom must be independent directors, including Mr. Yanming Liu, Greenland’s chairman and chief executive officer), and the executive officers of Greenland after the Closing will be the same individuals as those of Zhongchai Holding immediately prior to the Closing.

Conditions to Closing of the Business Combination

The Closing of the Business Combination is expected to take place on the second business day following the day on which the last of the conditions to the Closing of the Business Combination have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing of the Business Combination, but subject to the fulfillment or waiver of those conditions) or such other date as may be mutually agreed to by Greenland and Zhongchai Holding. Assuming timely satisfaction of the necessary Closing conditions, Greenland and Zhongchai Holding currently expect the Closing of the Business Combination to occur promptly after the Special Meeting is concluded.

The obligations of each party to consummate the Closing are subject to the satisfaction or waiver of customary conditions and Closing deliverables, including, but not limited to, (1) our shareholders having approved the Share Exchange Agreement and the related transactions (including the other matters for approval specified in Greenland’s proxy statement) by the requisite vote at the Special Meeting, (2) any required governmental and specified third party approvals having been obtained and any antitrust waiting periods expired or terminated, (3) no law or order preventing the transactions, (4) no pending third-party litigation to enjoin or otherwise restrict the consummation of the Closing, (5) appointment of five directors to the Greenland’s board of directors, (6) Greenland having net tangible assets of at least $5,000,001 upon the Closing, after giving effect to any Redemptions of our shareholders, (7) the other party’s representations and warranties being true and correct as of the date of the Share Exchange Agreement and as of the Closing, except as has not had or could reasonably be expected to have a material adverse effect on the other party, (8) the other party’s compliance with its covenants under the Share Exchange Agreement in all material respects, (9) no material adverse effect shall have occurred with respect to the other party (or with respect to Zhongchai Holding, its subsidiaries) since the date of the Share Exchange Agreement and (10) receipt of the related agreements and other ancillary documents specified in the Share Exchange Agreement signed by the other parties, including the Escrow Agreement, the Non-Competition and Non-Solicitation Agreement, the Lock-Up Agreement and the Registration Rights Agreement.

The obligation of Greenland to consummate the Closing is subject to satisfaction or waiver of certain additional conditions specified in the Share Exchange Agreement, including, but not limited to: (1) certain specified employees of Zhongchai Holding having entered into employment agreements in form and substance reasonably acceptable to Greenland and (2) Greenland having received legal opinions from Zhongchai Holding’s counsel reasonably satisfactory to Greenland.

We cannot provide assurance as to when or if all of the conditions to the Business Combination will be satisfied or waived by the appropriate party. As of the date of this report, we have no reason to believe that any of these conditions will not be satisfied.

Termination

Greenland and Zhongchai Holding may terminate the Share Exchange Agreement by mutual written consent at any time before the Closing of the Business Combination, whether before or after Greenland’s shareholders have voted in favor of the Share Exchange Agreement.

In addition, a party may terminate the Share Exchange Agreement at any time before the Closing of the Business Combination by written notice to the other party under the following circumstances:

●	by either Greenland or Zhongchai Holding if certain Closing conditions have not been satisfied or waived by December 31, 2019 (the “Outside Date”) so long as no breach of the Share Exchange Agreement by such terminating party or its affiliates (or, with respect to Zhongchai Holding, the Zhongchai Equity Holder) caused the Closing not to have occurred by such date;

●	by either Greenland or Zhongchai Holding if any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Share Exchange Agreement, so long as no breach of the Share Exchange Agreement by such terminating party or its affiliates (or, with respect to Zhongchai Holding, the Zhongchai Equity Holder) was a substantial cause of, or substantially resulted in, such action by such governmental authority;

●	by Zhongchai Holding for a breach of Greenland’s representations, warranties, covenants or agreements in the Share Exchange Agreement which would result in the related Closing condition not being met and such breach is incapable of cure or is not cured within the earlier of 20 days after notice of such breach or the Outside Date, so long as Zhongchai Holding or the Zhongchai Equity Holder is not then in material uncured breach;

●	by Greenland for a breach of Zhongchai Holding’s or the Zhongchai Equity Holder’s representations, warranties, covenants or agreements in the Share Exchange Agreement which would result in the related Closing condition not being met and such breach is incapable of cure or is not cured within the earlier of 20 days after notice of such breach or the Outside Date, so long as Greenland is not then in material uncured breach;

●	by Greenland if there shall have been a material adverse effect on Zhongchai Holding or its subsidiaries which is uncured and continuing; or

●	by Greenland or Zhongchai Holding if the requisite shareholder vote in favor of the Share Exchange Agreement and the Business Combination is not obtained at the Special Meeting.

If the Share Exchange Agreement is terminated, all further obligations of the parties under the Share Exchange Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, expenses, termination fees, waiver against trust, and certain general provisions will continue in effect), and neither Greenland nor Zhongchai Holding will have any further liability to any other party thereto except for liability for any fraud claims or the right of Greenland to seek specific performance or other injunctive relief in lieu of terminating the Share Exchange Agreement.

If the Share Exchange Agreement is validly terminated by Greenland for Zhongchai Holding’s or the Zhongchai Equity Holder’s material breach, Zhongchai Holding shall pay to Greenland as liquidated damages a termination fee equal to $500,000, plus the transaction expenses incurred by or on behalf of Greenland or its affiliates, provided that Zhongchai Holding and the Zhongchai Equity Holder will not be relieved of liability for any fraud claims or willful breach of the Share Exchange Agreement prior to such termination.

Except as expressly provided by the Share Exchange Agreement, each party will pay its own transaction expenses.

A copy of the Share Exchange Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Share Exchange Agreement is qualified in its entirety by reference thereto.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Share Exchange Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Registration Rights Agreement

On July 12, 2019, Greenland entered into a Registration Rights Agreement with the Zhongchai Equity Holder and the Purchaser Representative (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Zhongchai Equity Holder will hold registration rights that obligate us to register for resale under the Securities Act, all or any portion of the Exchange Shares so long as such shares are not then restricted under the Lock-Up Agreement (as defined below). Zhongchai Equity Holder will be entitled to make a written demand for registration under the Securities Act of all or part of the their Exchange Shares (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing of the Business Combination, Greenland proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, Greenland shall give notice to the Zhongchai Equity Holder as to the proposed filing and offer the Zhongchai Equity Holder an opportunity to register the sale of such number of Exchange Shares as requested by the Zhongchai Equity Holder in writing. In addition, subject to certain exceptions, Zhongchai Equity Holder will be entitled under the Registration Rights Agreement to request in writing that Greenland register the resale of any or all of such Exchange Shares on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, Greenland agreed to indemnify the Zhongchai Equity Holder and certain persons or entities related to the Zhongchai Equity Holder, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Exchange Shares, unless such liability arose from their misstatement or omission, and the Zhongchai Equity Holder including registrable securities in any registration statement or prospectus agreed to indemnify Greenland and certain persons or entities related to Greenland such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreement

On July 12, 2019, Zhongchai Equity Holder entered into a Lock-Up Agreement with Greenland and the Purchaser Representative (the “Lock-Up Agreement”), with respect to the Exchange Shares to be received in the Business Combination. In such Lock-Up Agreement, the Zhongchai Equity Holder has agreed that the Zhongchai Equity Holder will not, from the Closing of the Business Combination until the first anniversary of the Closing (or if earlier, the date on which Greenland consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Greenland’s shareholders having the right to exchange either equity holdings in us for cash, securities or other property), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of the Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Exchange Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The Zhongchai Equity Holder has further agreed that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the escrow account. However, the Zhongchai Equity Holder will be allowed to transfer any of the Exchange Shares (other than the Escrow Shares while they are held in the escrow account) by gift, will or intestate succession upon death of the Zhongchai Equity Holder, pursuant to a court order or settlement agreement in connection with a divorce, or to any affiliate, to any immediately family members, trusts for the benefit of the Zhongchai Equity Holder or its immediately family members, if the Zhongchai Equity Holder is a trust, to the trustor or trust beneficiary, or as a liquidating distribution to limited partners or other equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

A copy of the Lock-Up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreement is qualified in its entirety by reference thereto.

Non-Competition and Non-Solicitation Agreement

On July 12, 2019, Zhongchai Equity Holder entered into a Non-Competition and Non-Solicitation Agreement  (the “Non-Competition Agreement”) in favor of Greenland, Zhongchai Holding and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”) relating to the post-combination company’s business. Under the Non-Competition Agreement, for a period from the Closing of the Business Combination to four years thereafter (or if later, the date on which the Zhongchai Equity Holder, its affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of Zhongchai Holding or its subsidiaries (the “Termination Date”)), the Zhongchai Equity Holder and its affiliates will not, without Greenland’s prior written consent, anywhere in the PRC or any other markets in which, as of the Closing, the Covered Parties are engaged or actively contemplating to become engaged in the Business (as defined below) as of the Closing or during the restricted period, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of (i) manufacturing and selling transmission products in China or (ii) selling autonomous transmission products in China (collectively, the “Business”). However, the Zhongchai Equity Holder and its affiliates will be permitted under the Non-Competition Agreements to own passive portfolio company investments in a competitor, so long as the Zhongchai Equity Holder and its affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of Zhongchai Holding are not involved in the management or control of such competitor. Under the Non-Competition Agreements, during such restricted period, the Zhongchai Equity Holder and its affiliates will not, without Greenland’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Zhongchai Equity Holder and its affiliates also agreed not to disparage the Covered Parties during the restricted period and to keep confidential and not use the confidential information of the Covered Parties.

A copy of the Non-Competition Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Non-Competition Agreement is qualified in its entirety by reference thereto.

Item 8.01 Other Events

On July 12, 2019, the Company issued a press release announcing execution of the Share Exchange Agreement. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Share Exchange Agreement, dated as of July 12, 2019, by and among Greenland Acquisition Corporation, Greenland Asset Management Corporation, in the capacity as the Purchaser Representative thereunder, Zhongchai Holding (Hong Kong) Limited and Cenntro Holding Limited.

10.2	Registration Rights Agreement, dated as of July 12, 2019, by and among Greenland Acquisition Corporation, Greenland Asset Management Corporation, in the capacity as the Purchaser Representative, and Cenntro Holding Limited.

10.3	Lock-Up Agreement, dated as of July 12, 2019, by and among Greenland Acquisition Corporation, Greenland Asset Management Corporation, in the capacity as the Purchaser Representative, and Cenntro Holding Limited.

10.4	Non-Competition and Non-Solicitation Agreement, dated as of July 12, 2019, executed and delivered by Cenntro Holding Limited in favor of and for the benefit of Greenland Acquisition Corporation, Zhongchai Holding (Hong Kong) Limited and each of Greenland Acquisition Corporation’s and/or Zhongchai Holding (Hong Kong) Limited Purchaser’s respective present and future affiliates, successors and direct and indirect subsidiaries.

10.5	Escrow Agreement, by and among Greenland Acquisition Corporation, Greenland Asset Management Corporation, Cenntro Holding Limited and Continental Stock Transfer & Trust Company.

99.1	Press release, dated July 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2019

GREENLAND ACQUISITION CORPORATION

By:	/s/ Yanming Liu
Name: Yanming Liu
Title: Chairman and Chief Executive Officer